  EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT ("Agreement"), dated this 12th day of October, 2018 ("Execution Date"), is entered into by and between Wyatt Petroleum LLC, and Wyatt Permian, LLC, whose address is 24 Greenway, Suite 600, Houston, TX 77046 (collectively "Seller") and Amazing Energy, LLC, whose address is 5700 W. Plano, Suite 3600, Plano, TX 75093 ("Buyer"). Seller and Buyer may be referred to individually as a "Party" or collectively as the "Parties."

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

Article I

PURCHASE AND SALE

1.1            Agreement to Sell and Buy. Subject to assignments and conveyances of record in Pecos County, TX, each Seller agrees to sell and assign to Buyer, and Buyer agrees to purchase, pay for and receive from Sellers, the Assets as defined below.

1.2            Assets. The "Assets" are all of each Seller's right, title, and interest in and to the following:

(a) The estates and mineral rights created by the oil and gas leases, leaseholds and mineral estates (the "Leases"), described in Exhibit "A", and all oil, gas, water disposal and other wells located on the Leases or on lands pooled therewith (the "Wells"), including, but not limited to, the wells set forth in Exhibit "A-1", together with all of Seller's interest in the rights and appurtenances incident thereto.

(b) All of Seller's rights in, to, and under, and all obligations arising from, all agreements relating to the Leases or Wells, including, but not limited to, joint operating agreements, unitization agreements, pooling agreements, farmout agreements, drillingagreements, exploration agreements, oil or gas product purchase and sale contracts, gas processing or transportation agreements, leases, permits, rights-of-way, easements, licenses, options, orders and decisions of state and federal regulatory authorities establishing units which appear of record or in the records which have otherwise been disclosed to Buyer.

(c) All of Seller's interest the oil and gas wells, including well bores, pump jacks and motors, surface facilities, such as tanks and pumps, salt water disposal, fixtures, personal property, facilities and equipment, used or held for use or charged to the Leases or Wells for production, treatment, transportation, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto and further described on the attached spread sheet and photographs collectively marked as Exhibits "Bl" and "B2" (the "Wells"), and all equipment associated with the Wells as of the Closing Date.

(d) The rights, to the extent transferable, in and to all existing and effective unitization, pooling agreements, declarations and orders, if any, to the extent that they relate to or affect any of the interests described in Exhibit "A" or the post-Effective Time production of Hydrocarbons, if any, from the Leases and Lands.

(e) The rights, to the extent transferable, in and to the electronic and hard copy well files, accounting files, third party subscriptions, agreements, and instruments described in Exhibit "C" and subrogation of all legal claims of Seller therein. Sellers shall provide Buyer with all electronic and hard copy Title Opinions, land files, agreements, geologic files, well files, seismic files and materials, all facilities and equipment owned by Seller and located on the Exhibit "A" lands.

(f) The files, records, Division Orders, data and information relating to the items described in Exhibits "A" and "A-1" maintained by each Seller (the "Records").

(g) All asset, leasehold, and real property owned by Seller in Pecos County, Texas.

1.3             Effective Time. The purchase and sale of the Assets shall be effective as of October 12, 2018 at 10:00 a.m. local time at the site of the Assets (the "Effective Time").

1.4            Purchase Price. Subject to the terms and conditions of this Agreement, the purchase price for the Assets is Five Hundred Thousand U.S. Dollars ($500,000.00) (the "Purchase Price"). The Purchase Price is payable in good funds at closing in the amount of Five Hundred Thousand U.S. Dollars ($500,000.00).

1.5             Broker: broker in this transaction.

Article II
Buyer's Inspection; Disclaimers

2.1             Records.

(a)            Access to Records. Within five (5) days of the Execution Date, Seller will provide to Buyer electronic copies of the Records, or to the extent that electronic copies are not available and not feasible to obtain, Seller shall make available to Buyer and its representatives, at Seller's offices, such Records for inspection and review during normal business hours to allow Buyer and its representatives to perform Buyer's due diligence review.

Article III
Title And Disclaimers

3.1      SELLER MAKES NO WARRANTY OR REPRESENTATION OF TITLE, EXPRESS, IMPLIED OR STATUTORY AS TO THE CONDITION, QUANTITY, QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY PURPOSE, SAFETY, FREEDOM FROM DEFECTS OR COMPLIANCE WITH REGULATORY AND ENVIRONMENTAL REQUIREMENTS OF ANY OF THE LANDS, WELLS, FACILITIES, PIPELINES, FLOWLINES OREQUIPMENT. FURTHERMORE, BUYER ACCEPTS THE WELLS, FACILITIES, PIPELINES, FLOWLINES AND EQUIPMENT "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AND BUYER HEREBY RELEASES SELLER FROM ANY AND ALL LIABILITY FOR LOSS ARISING FROM USE OF THE LANDS, WELLS, FACILITIES, PIPELINES, FLOWLINES OR EQUIPMENT PERTAINING TO THE ASSETS BE ASSIGNED. SELLER AND BUYER DO NOT IN ANY WAY REPRESENT OR WARRANT THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO THE OTHER BY OR ON BEHALF OF SELLER OR BUYER. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS. BUYER ACKNOWLEDGES THAT IT IS FAMILIAR WITH THE TITLES IN THE AREA.

3.2         SELLER EXPRESSLY DISCLAIMS ANY WARRANTY AS TO THE CONDITION OF ANY PERSONAL PROPERTY, FIXTURES AND ITEMS OF MOVABLE PROPERTY COMPRISING ANY PART OF THE ASSETS INCLUDING (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF BUYER UNDER THE APPLICABLE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, AND (E) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING EXPRESSLY UNDERSTOOD BY BUYER THAT THE PERSONAL PROPERTY, FIXTURES AND ITEMS ARE BEING ASSIGNED TO BUYER AS IS, WHERE IS, WITH ALL FAULTS, AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

Article IV
Sellers' Representations

4.1             Seller, represents and warrants to Buyer the following and not otherwise:

(a)             Power and Authority. Such Seller has the requisite power and authority to execute and deliver this Agreement and perform its obligations under this Agreement and the person executing all documents for Seller is duly authorized to execute such documents.

4.2             Seller is aware of litigation by a mineral owner versus various lessees in Pecos County, TX, being Cause No. P-7600-83-CV, Frederick Bartlett Wulff, Sr. et al vs. Benedum & Trees, LLC, Amazing Energy, LLC et al. currently pending in Pecos County, TX. Seller is not a party.

Article V
Buyer's Representations

5.1            Buyer represents and warrants to Sellers the following:

(a)      Existence. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to do business as a foreign corporation in the state(s) where the Assets are located, except where the failure to so qualify would not have a material adverse effect on Buyer or its properties.

(b)    Power. Buyer has the corporate power to enter into and perform this Agreement and the transactions contemplated by this Agreement. Subject to preferential purchase rights and restrictions on assignment of the type generally found in the oil and gas industry, and to rights to consent by, required notices to, and filings with or other actions by governmental entities where the same are customarily obtained subsequent to the assignment of oil and gas interests, the execution, delivery and performance of this Agreement by Buyer, and the transactions contemplated by this Agreement , will not violate (a} any provision of the certificate of incorporation or bylaws of Buyer, (b) any material agreement or instrument to which Buyer is a party or by which Buyer or any of the Assets arc bound, (c} any judgment , order, ruling, or decree applicable to Buyer as a party in interest, or (d) any law, rule or regulation applicable to Buyer relating to the Assets other than a violation which would not have a material adverse effect on Buyer.

(c)     Authorization and Enforceability. The execution, delivery and performance of this Agreement, and the transaction contemplated hereby, have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)     Liability for Broker's Fees. Seller shall not directly or indirectly incur any liability or expense, as a result of undertakings or agreements of Buyer, for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

(e)     Distribution. Buyer is an experienced and knowledgeable investor in the oil, gas and mineral resources industry that has previously expended substantial amounts in the acquisition and development of oil and gas properties. Prior to entering into this Agreement, Buyer has been advised by its counsel and such other persons as it has deemed appropriate concerning this Agreement. The Assets to be acquired by Buyer pursuant to this Agreement are being acquired by Buyer for its own account, for investment and not with a view to distribution or resale within the meaning of the Securities Act of 1933, as amended, or any other applicable securities law, rule, regulation or order.

(f)     Claims and Litigation. To the actual knowledge of Buyer, there are no claims, actions, suits, or proceedings pending or threatened against Buyer which, if determined adversely to Buyer, would materially and adversely affect Buyer's ability to perform its obligations under this Agreement.

Article VI
Closing

6.1              Date of Closing. The "Closing" of this transaction shall, unless otherwise agree to in writing by the Buyer and Sellers, be held in Seller's office in Houston, Harris County, Texas on October 12, 2018 ("Closing Date").

6.2              Execution Date Obligation: The Parties shall execute this agreement and any other documents necessary for the Parties to be bound to the obligations set forth herein.

6.3              Closing Obligations. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) Seller shall execute, acknowledge and deliver to Buyer, (i) an Assignment, and Bill of Sale in the form attached as Exhibit E, and (ii) any applicable forms of any federal, state and local governmental authorities, assigning the Assets being sold by Seller to Buyer, if any, as of the Effective Time, with no warranty of title.

(b) Buyer shall deliver the Purchase Price to the account at a bank designated by each Seller by check in immediately available funds, or by such other method as agreed to by the Parties.

(c) Seller and Buyer shall take such other actions and deliver such other documents as are contemplated by this Agreement.

Article VII
Post-Closing Obligations

7.1              Records. Seller agrees to make the Records available to Buyer as soon as is reasonably practical, but in any event on or before the latter of 10 Business Days after the Closing.

7.2              Further Assurances. From time to time after Closing, each Seller and Buyer shall each execute, acknowledge and deliver to the other such further instruments and take such other action as may be reasonably requested in order to accomplish more effectively the purposes of this transaction.

Article VIII

8.1            Assumption of Assets Upon Closing. Upon Closing, Buyer shall assume and pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations relating to the possession, ownership or operation of the Assets from and after the Effective Time, including but not limited to all plugging and abandonment obligations and surface restoration obligations (collectively, the "Assumed Liabilities"). This indemnity obligation shall survive Closing indefinitely. Additionally, Buyer agrees to assume and pay all property, and any ad valorem taxes for the year 2018, and no proration for such year shall be applicable. All asset, leasehold, and real property owned by Seller in Pecos County, Texas.

8.2             Indemnity. BUYER EXPRESSLY AGREES TO ASSUME ANY AND ALL LIABILITY AND RESPONSIBILITIES FOR ALL PLUGGING OBLIGATIONS REGARDING THE WELLS. SELLER KNOWS OF NO EXISTING OR ASSERTED REGULATORY ACTIONS OR CLAIMS RELATING TO ANY ENVIRONMENTAL VIOLATION OR UNCORRECTED RELEASES, THEREFORE BUYER SHALL ASSUME ALL RESPONSIBILITY AND LIABILITIES FOR ANY ENVIRONMENTAL CLAIMS OR REMEDIATION REQUIREMENTS ARISING FROM THE OPERATIONS OF THE ASSIGNED ASSETS FROM AND AFTER THE CLOSING DATE. Buyer, therefore agrees to indemnify and hold Seller harmless for any and all plugging liabilities, claims, including environmental, causes of action, suits and judgments for injury to persons, including death, property damages and ad valorem taxes arising out of or resulting from Buyer's possession, use and operations of the Assets from and after the Effective Date.

Article IX
Miscellaneous

9.1             Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Sellers in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same.

9.2             Notices. All notices under this Agreement shall be by either e-mail or in writing and addressed as set forth below:

If to Buyer:

Amazing Energy, LLC
5700 W. Plano Parkway, Suite 3600
Plano, TX 75093
Attn: Willard G. McAndrew III
Telephone: Cell: (214) 906-3073 / Office: (214) 233-1244
e-mail: Will@amazingenergy.com

If to Wyatt:

Wyatt Petroleum, LLC
24 Greenway, Suite 600
Houston, TX 77046
Attention: M. L. Vines
Telephone: (713) 877-7106
e-mail: mlvinesaymail.com

With a Copy to:

Don C. Nelson
24 Greenway Plaza, Suite 606
Houston, TX 77046
Telephone: (713) 877-7171
e-mail: don.nelson@lawdcn.com

Any Party may, by e-mail or written notice so delivered to the other Parties, change the address or individual to which delivery shall thereafter be made.

9.3             Amendments. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by all Parties.

9.4             Governing Law. This Agreement and the transactions contemplated hereby and any arbitration or dispute resolution conducted pursuant hereto shall be construed in accordance with, and governed by, the laws of the State of Texas.

9.5             Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter addressed herein and entirely and completely supersedes, voids and replaces all agreements, negotiations, understandings and representations (whether written or oral) in existence between the parties as of the Effective Date and relating to the same subject matter.

9.6             Binding Effect. This Agreement shall inure to the benefit of, the Parties hereto, and their respective successors and assigns.

9.7             Disclaimer of Representations and Warranties. The Parties hereto each disclaim all liability and responsibility for any other representation, warranty, statements or communications (orally or in writing) to any other Party wherever and however made, including, but not limited to, those made during any negotiations. Without limiting the generality of the foregoing, none of the Parties makes any representation or warranty as to (a) the amount, value, quality or deliverability of petroleum, natural gas or other reserves attributable to the Assets or (b) any geological, engineering or other interpretations of economic valuation. The Assets are sold without any warranty, express, implied or statutory. All tangible personal property included in the Assets is sold "AS IS, WHERE IS," and "WITH ALL FAULTS" and each Seller MAKES NO REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AND DISCLAIMS ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE, OR OTHERWISE, AS TO (i) MERCHANTABILITY, (ii) FITNESS FOR ANY PARTICULAR PURPOSE, (iii) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS AND (iv) CONDITION, (v) THE PRESENCE, QUALITY, QUANTITY AND RECOVERABILITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS ASSIGNED, (vi) THE ABILITY OF THE TRANSFERRED ASSETS TO PRODUCE HYDROCARBONS, INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES, (vii) GEOLOGIC OR GEOPHYSICAL CHARACTERISTICS OR INTERPRETATIONS, (viii) THE PRESENT OR FUTURE VALUE OF HE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY TO BE DERIVED FROM THE TRANSFERRED ASSETS, (ix) THE COMPLETENESS OR ACCURACY OF THE INFORMATION CONTAINED IN THE FILES, DATA OR RECORDS OF SELLER. ANY DATA, INFORMATION OR OTHER RECORDS FURNISHED BY SELLER OR ANY REPRESENTATIVE OF SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER'S RELIANCE ON OR USE OF THE SAME IS AT BUYER'S SOLE RISK. THE PARTIES AGREE THAT THE PRECEDING DISCLAIMERS OF WARRANTY ARE "CONSPICUOUS" DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

9.8             Seller's Retained Obligation:Seller shall cause the Wilson 68-1 well to be plugged and abandoned at Seller's costs as soon as practically possible.

9.9             Any amounts and/or debts which are due and owing to Seller/Assignor (Wyatt Petroleum, LLC and/or Wyatt Permian, LLC) prior to the effective date of this Agreement, whether now known or unknown, by co-working interest owners, joint operators, non-participating working interest owners, or any party who owes monies or debt to Seller/Assignor withrespect to any of the properties and/or operations of the properties assigned under this Agreement, whether known or not known on the Effective Date, shall remain owed to Seller and are not assigned by this Agreement. Additionally, any rights or causes of action that are held by Seller with respect to any of the properties and/or operations of the properties conveyed under this Agreement, whether now known or unknown, remain with Seller and are not intended to be assigned by this Agreement.

9.10            THIS AGREEMENT REPRESENTS THE ENTIRE UNDERSTANDING AND AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER ADDRESSED HEREIN AND ENTIRELY AND COMPLETELY SUPERSEDES, VOIDS AND REPLACES ALL AGREEMENTS, NEGOTIATIONS, UNDERSTANDINGS AND REPRESENTATIONS (WHETHER WRITTEN OR ORAL) IN EXISTENCE BETWEEN THE PARTIES AS OF THE EFFECTIVE DATE AND RELATING TO THE SAME SUBJECT MATTER

[SIGNATURE PAGE FOLLOWS]

The Parties have executed this Agreement as of the Execution Date to be effective as of the Effective Time.

SELLER

WYATT PETROLEUM, LLC AND
WYATT PERMIAN, LLC

By: Billy C. Wells
Name: Billy C. Wells
Member – Management Committee

BUYER

AMAZING ENERGY, LLC

By: Will McAndrew III
Name: Willard G. McAndrew III
Title: President

STATE OF TEXAS §
COUNTY OF HARRIS §

Before me, the undersigned authority, on this 12 day of October, 2018, personally appeared Billy C. Wells, known to me to be a Member of the Management Committee of Wyatt Petroleum, LLC and Wyatt Permian, LLC, and upon his oath stated he executed the instrument for and on behalf of the companies.

MSH
Notary Public for the State of Texas

MEREDITH SHEFFIELD
Notary Public, State of Texas
Comm. Expires 06-09-2020
Notary ID 124075641

STATE OF TEXAS §
COUNTY OF HARRIS §

Before me, the undersigned authority, on this 12 day of October, 2018, personally appeared Willard G. McAndrew, who demonstrated that he is the duly elected President of Amazing Energy, LLC and upon his oath stated that he executed the document as the act and deed of the company.

MSH
Notary Public for the State of Texas

SIGNATURE PAGE TO
PURCHASE AND SALE AGREEMENT

MEREDITH SHEFFIELD
Notary Public, State of Texas
Comm. Expires 06-09-2020
Notary ID 124075641

Exhibit B1

Inventory of Field Equipment and Facilities
Pecos County, TX

Well Identification			
Section	Well	Lease	Comments:
6	1	MCKENZIE	(2) 500 BBL steel oil tanks
58	1	WALKER	(1) 300 BBL fiberglass water tank, (2) 300 BBL steel oil tanks, circulating pump and water transfer pump; 160-size (brand?) pump jack with electric 20 HP motor; 6' x 20' 75 PSI heater treater; chemical tank
49	2	WILSON	(2) 500 BBL steel oil tanks; (1) 500 BBL fiberglass water tank; (1) one MBTU line burner-1440 PSI, 24' X 10' separator, 6' x 20' 75 PSI heater treater, pump jack with electric motor, electric junction box, meter run, transfer pump, circulation pump
49	5	WILSON	(1) 500 BBL frac tank
57	1A (or 2)	WALKER	(2) 500 BBL steel oil tanks
4	H- Facility	WHITE & BAKER	Central battery; (1) 210 BBL tank FG, (2) 210 BBL steel oil tanks, (1) 4' x 20' BBL fiberglass gun barrel, circulating pump, SWD pump
4	H-1	WHITE & BAKER	American four pump jack
4	H-2	WHITE & BAKER	Pump jack (no motor), head off pump
4	H-3	WHITE & BAKER	American pump jack w/electric motor
4	H-4(B-3)	WHITE & BAKER	American 25 pump jack w/electric motor
4	H-5 (B-1)	WHITE & BAKER	Jensen pump jack w/electric motor; approx. 50 rods on ground
4	H-6	WHITE & BAKER	Parkersburg 40 pump jack w/electric motor
4	H-7(B-7	WHITE & BAKER	Pump jack w/electric motor
4	H-8 (B-2)	WHITE & BAKER	Pump jack w/electric motor
4	H-9 (B1)	WHITE & BAKER	Pump jack, valve on wellhead
4	H-10 (B-3)	WHITE & BAKER	Pump jack w/electic motor
4	H-2D	WHITE & BAKER	No equipment

Wilson 49-2 pumpjack, separator, line heater and tank battery

White & Baker 5H pump jack

White & Baker 2H pump jack and rods

White & Baker 'H' Lease pumps (well signs in photos)